Press Release
FOR IMMEDIATE RELEASE
 Contact:  Liz Kaminski
 Telephone:  219-362-7511

LAPORTE BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

January 23, 2013, LaPorte Bancorp, Inc. (NASDAQ Capital: LPSB) today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per common share.  The dividend will be paid on or about March 5, 2013, to stockholders of record as of the close of business on February 22, 2013.  This represents a dividend yield of 1.8 percent based on the price per share of $8.78 at the close of markets on January 22, 2013, the date on which the Board approved the dividend.

Founded in 1871, The LaPorte Savings Bank is an Indiana-chartered savings bank that operates eight full service locations in the LaPorte and Porter County regions of Northwest Indiana.  As a community-oriented savings bank, the Bank offers a variety of deposit and loan products to individuals and small businesses. Investors may obtain additional information about LaPorte Bancorp and the Bank on the internet at www.laportesavingsbank.com, under Investor Relations.